Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2018, relating to the financial statements of NeoPhotonics Corporation and the effectiveness of NeoPhotonics Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of NeoPhotonics Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

San Jose, California

March 14, 2018